SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

Exchange Bancshares, Inc issued a letter to their shareholders announcing Jeffery A. Robb’s appointment as President and CEO.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description
99	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  August 14, 2002

By:	/s/ Thomas E. Funk
Thomas E. Funk Vice President and CFO

Exhibit  99

To our Shareholders:

On behalf of the Board of Directors, I am pleased to report that we have appointed Jeffrey A. Robb, Sr., CPA, as President & CEO of our Holding Company, and as a Class III director, term ending in 2004. Mr. Robb will succeed my position as President & CEO of the Holding Company, and I will maintain the position of Chairman.

Mr. Robb is a Certified Public Accountant and has more than 35 years experience in providing audit, tax and management consulting services to community banks. He is a former Director of the Federal Reserve Bank of Cleveland, former Chairman of the Croton Banking Company, Croton, Ohio, and a former Chairman of National Deposit Insurance Corporation, Columbus, Ohio. We feel Mr. Robb’s past and current experience, and his proven ability to guide our Board will be a substantial benefit to our organization. We are very familiar with Mr. Robb and look forward to his endeavors to help build and maintain a safe, sound financial services organization.

The addition of Mr. Robb as our CEO, coupled with the recent addition of Mr. Tom Funk, VP & CFO, increases continuity of our organization’s senior management. Mr. Thomas Elder, Bank President & CEO, will have additional time to devote to the Bank’s core business management, particularly our credit quality and risks.

I am also very pleased to announce that the Board of Directors of our wholly-owned subsidiary, The Exchange Bank, has elected Rolland Huss as its new Chairman, and re-appointed Thomas Elder as its President & CEO. Mr. Huss has been a member of the Bank Board since 1977 and will continue to demonstrate excellent leadership.

Following many years of dedicated service to our Holding Company and Bank, Mr. Don Lusher, has retired from the Board of Directors of both the Holding Company and our Bank as of August 1, 2002. Mr. Lusher was appointed to the Holding Company Board at its inception in 1993. We sincerely appreciate the loyalty and uncompromised support Mr. Lusher has given this organization all these years. We wish the very best to Mr. Lusher for the future.

Our Board of Directors is committed to operating our Holding Company as a financial resource for our commercial bank subsidiary. Our strategic priority at this time is to enable our subsidiary to achieve sound financial goals, monitor and maintain risks, and to maximize shareholder value. While Mr. Robb will be exploring various financial-related, non-banking activities on behalf of our Board, our Board of Directors is committed to strengthening the internal operations of the Bank toward achieving financial performance comparable to, or better than our independent community bank peers.

We are very excited about future prospects of maintaining a safe and sound independent community financial services organization. As of June 30, 2002, we are proud to report that the consolidated total assets of Exchange Bancshares, Inc., stands at $106,337,000 with a very strong shareholder equity of $10,526,000. With 586,644 shares issued and outstanding, this equates to $17.94 book value per share. Market value per share, based on last trade as of July 1, 2002, was $19.50. For more detail, please call our market maker, Mr. George Geissbuhler, with Sweney, Cartwright & Co., Columbus, Ohio, at 1-800-334-7481. Additionally, you can view Exchange Bancshares, Inc. common stock performance on the Electronic Bulletin Board under the symbol “EBLO.OB.” We will be sending you a mid-year financial report covering more financial detail and results in the next few weeks.

Please join us in welcoming Mr. Robb to our group of 68 loyal and hard-working staff members who work diligently each and every workday for you, our shareholders. We respectfully ask that you support our executive management additions and changes. Please do not hesitate to contact Mr. Robb, Mr. Huss, Mr. Elder or me if you have any questions or comments.

As always, we sincerely appreciate your investment with us as shareholders, customers and friends.

Respectfully,

/s/ Marion Layman

Marion Layman

Chairman of the Board